Exhibit 10.2

GUARANTY BANCSHARES, INC.

2015 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

Subject to the terms and conditions of this Notice of Restricted Stock Award (this “Notice”), the Restricted Stock Award Agreement attached hereto (the “Award Agreement”), and the Guaranty Bancshares, Inc. 2015 Equity Incentive Plan (the “Plan”), the below individual (the “Participant”) is hereby granted the below number of Shares (the “Covered Shares”) of common stock in Guaranty Bancshares, Inc. (the “Company”). Unless otherwise specifically indicated, all terms used in this Notice shall have the meaning as set forth in the Award Agreement or the Plan.

Identifying Information:

Participant Name:	Date of Grant:
Address:	Number of Covered Shares:
Purchase Price per Share:
Vesting Commencement Date:

Vesting Schedule:

Subject to the Participant’s continuous status as a Service Provider, and the terms of the Plan and this Award Agreement, the Covered Shares shall vest over a five-year period in accordance with the following vesting schedule (the “Vesting Schedule”):

Vesting Date	Nonforfeitable Percentage
1st anniversary of the Vesting Commencement Date	20% shall vest, combined total of 20% vested

2nd anniversary of the Vesting Commencement Date	20% shall vest, combined total of 40% vested

3rd anniversary of the Vesting Commencement Date	20% shall vest, combined total of 60% vested

4th anniversary of the Vesting Commencement Date	20% shall vest, combined total of 80% vested

5th anniversary of the Vesting Commencement Date	20% shall vest, combined total of 100% vested

Notwithstanding the above, the Covered Shares shall automatically become fully vested upon the earlier of: (i) the Participant’s Disability; (ii) the Participant’s death; and (iii) immediately prior to the closing of a Change in Control of the Company.

[signature page follows]

By your signature and the signature of the Company’s representative below, the Participant and the Company agree that the Covered Shares granted are governed by the terms and conditions of this Notice, the Award Agreement and the Plan.

GUARANTY BANCSHARES, INC.

By:

Its:

Dated:

PARTICIPANT ACKNOWLEDGMENT

The Participant acknowledges receipt of a copy of this Notice, the Award Agreement and the Plan, and represents that he or she is familiar with the provisions thereof, and hereby accepts the Covered Shares subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Notice, the Award Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of legal counsel prior to executing this Notice and the Award Agreement, and fully understands all provisions of this Notice, the Award Agreement and the Plan. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement and the Plan shall be resolved by the Administrator.

The Participant hereby acknowledges that he or she has had the opportunity to review with his or her own tax advisors the tax consequences of receiving this Notice, the Award Agreement and the Plan, and the transactions contemplated thereby, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction, prior to executing this Notice. The Participant attests that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates. Further, the Participant hereby acknowledges and understands that he or she (and not the Company) shall be solely responsible for his or her tax liability that may arise as a result of receiving this Notice and the Award Agreement.

PARTICIPANT:

Signature:

Print Name:

Dated:

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GUARANTY BANCSHARES, INC.

2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Subject to the terms and conditions of the Notice of Restricted Stock Award (the “Notice”), this Restricted Stock Award Agreement (the “Award Agreement”), and the Guaranty Bancshares, Inc. 2015 Equity Incentive Plan (the “Plan”), the individual set forth in the Notice (the “Participant”) is hereby granted Shares of common stock (the “Covered Shares”) in Guaranty Bancshares, Inc. (the “Company”). Unless otherwise specifically indicated, all terms used in this Award Agreement shall have the meaning as set forth in the Notice or the Plan.

1.    Purchase Price Per Share. If the Covered Shares are subject to a purchase price, as set forth in the Notice, the Participant shall have the right to purchase such Covered Shares at the specified purchase price in accordance with such procedures as may be established by the Administrator from time to time.

2.    Vesting Schedule and Risk of Forfeiture.

(a)    Vesting Schedule. Subject to the Participant’s continuous service with the Company as a Service Provider, the Covered Shares shall vest in accordance with the Vesting Schedule provided in the Notice.

(b)    Risk of Forfeiture. The Covered Shares shall be subject to a risk of forfeiture until such time the risk of forfeiture lapses in accordance with the Vesting Schedule. All or any portion of the Covered Shares subject to a risk of forfeiture shall automatically be forfeited and immediately returned to the Company if Participant’s continuous status as a Service Provider is interrupted or terminated for any reason other than as permitted under the Plan. Additionally, and notwithstanding anything in the Notice or this Award Agreement to the contrary, the vested and unvested Covered Shares shall be forfeited if the Participant’s continuous service as a Service Provider is terminated for Cause or if the Participant breaches (as determined by the Board) any provisions of the Notice, this Award Agreement or the Plan. The Company shall implement any forfeiture under this Section 2 in a unilateral manner, without Participant’s consent, and with no payment to Participant, cash or otherwise, for the forfeited Covered Shares.

3.    Transfer Restrictions. The Covered Shares issued to the Participant hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Participant (other than by will or by the laws of descent or distribution) prior to the date when the Covered Shares become vested pursuant to the Vesting Schedule. Any attempt to transfer Covered Shares in violation of this Section 3 shall be null and void and shall be disregarded. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

4.    Escrow of Shares. For purposes of facilitating the enforcement of the provisions of the Notice, this Award Agreement and the Plan, the Participant agrees, immediately upon receipt of the certificate(s) for the Covered Shares (i) to deliver such certificate(s), together with

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an Assignment Separate from Certificate in the form attached hereto as Exhibit A, (ii) executed in blank by the Participant and with respect to each such stock certificate, (iii) to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Covered Shares have not vested pursuant to the Vesting Schedule or until such time as this Award Agreement is no longer in effect. Such escrow agent shall have the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Award Agreement in accordance with the terms hereof. The Participant hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to enter into the Notice and this Award Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Participant agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Upon the vesting of Covered Shares, the escrow holder will, without further order or instruction, transmit to the Participant the certificate evidencing such Shares, subject, however, to satisfaction of any withholding obligations provided in Section 7, below.

5.    Additional Securities. Any securities or cash received as the result of an adjustment provided for in Section 15 of the Plan (the “Additional Securities”) shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Covered Shares with respect to which they were issued, including the Vesting Schedule. If the Additional Securities consist of a convertible security, the Participant may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any transaction under Article 15 of the Plan, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or Additional Securities in exchange for the certificates of the replacement securities.

6.    Distributions. The Company shall disburse to the Participant all regular cash dividends with respect to the Shares and Additional Securities, whether vested or otherwise, less the amount to satisfy any applicable withholding obligations.

7.    Taxes. The Participant hereby acknowledges and understands that he or she may suffer adverse tax consequences as a result of the Participant’s receipt of (or purchase of), vesting in, or disposition of, the Covered Shares. The Participant hereby represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the purchase, vesting, or disposition of the Covered Shares and that the Participant is not relying on the Company for any tax advice. In the event the Company determines that it has a tax withholding obligation in connection with Participant’s purchase of, vesting in, or disposition of, the Covered Shares, the Participant agrees to make appropriate arrangements with the Company or Affiliate for the satisfaction of such withholding. The Participant consents to the Company or Affiliate satisfying any withholding obligation by withholding from other compensation due to the Participant in the event such satisfactory arrangements are not made.

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(a)    Representations. The Participant has reviewed with his own tax advisors the tax consequences of this investment and the transactions contemplated by this Award Agreement, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant hereby acknowledges and understands that he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

(b)    Section 83(b) Election. The Participant hereby acknowledges that he or she has been informed that if he or she makes a timely election (the “Election”) pursuant to Section 83(b) of the Code to be taxed currently on any difference between the Fair Market Value of the Covered Shares and any purchase price paid, this will result in a recognition of taxable income to the Participant on the date the Covered Shares were granted. Absent such an Election, taxable income will be measured and recognized by the Participant at the time or times on which the Covered Shares become vested. The Participant is strongly encouraged to seek the advice of his or her own tax consultants in connection with the Covered Shares granted pursuant to the Plan and this Award Agreement, and the advisability of filing the Election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Exhibit B.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S OR ANY AFFILIATE TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY, AFFILIATE OR THEIR REPRESENTATIVE TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

(c)    Payment of Withholding Taxes. In the event the Company determines that it has a tax withholding obligation in connection with Participant’s purchase of, vesting in, or disposition of, the Covered Shares, the Participant agrees to make appropriate arrangements with the Company for the satisfaction of such withholding. The Participant consents to the Company satisfying any withholding obligation by withholding from other compensation due to the Participant in the event such satisfactory arrangements are not made.

8.    Legality of Initial Issuance. No Covered Shares shall be issued unless and until the Company has determined that: (i) the Company and the Participant have taken all actions required to register the Covered Shares under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Covered Shares are listed has been satisfied; and (iii) any other applicable provision of state or U.S. federal law or other applicable law has been satisfied.

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9.    Restrictive Legends. The share certificate evidencing the Covered Shares issued hereunder shall be endorsed with the following legends (in addition to any legend required under applicable U.S. federal, state securities laws and under any other Applicable Law):

(a)    On the face of the certificate:

“TRANSFER OF THIS STOCK IS RESTRICTED IN ACCORDANCE WITH THE CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE.”

(b)    On the reverse of the certificate:

“THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN GUARANTY BANCSHARES, INC. 2015 EQUITY INCENTIVE PLAN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY IN MOUNT PLEASANT, TEXAS. NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SAID PLAN. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SAID PLAN.”

10.    Restrictions on Transfer.

(a)    Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein and applicable law, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b)    Rights of the Company. The Company shall not (i) record on its books the transfer of any Covered Shares that have been sold or transferred in contravention of this Award Agreement or (ii) treat as the owner of Covered Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Covered Shares have been transferred in contravention of this Award Agreement. Any transfer of Covered Shares not made in conformance with this Award Agreement shall be null and void and shall not be recognized by the Company.

11.    Entire Agreement; Governing Law; and Amendments. The provisions of the Plan and the Notice are incorporated herein by reference. The Plan, the Notice and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. This Award Agreement is governed by the laws of the State of Texas applicable to contracts executed in and to be performed in that country.

12.    Construction; Severability. The captions used in this Award Agreement are inserted for convenience and shall not be deemed a part of the Shares for construction or

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interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. The validity, legality or enforceability of this Award Agreement shall not be affected even if one or more of the provisions of this Award Agreement shall be held to be invalid, illegal or unenforceable in any respect.

13.    Administration and Interpretation. Any question or dispute regarding the interpretation of the Notice or this Award Agreement or the receipt of the Covered Shares hereunder shall be submitted by Participant to the Administrator. Any determination by the Administrator in connection with any question or dispute arising under the Plan or this Award Agreement shall be final, conclusive, and binding on the Participant, the Company, and all other persons.

14.    Venue. The Company, the Participant and the Participant’s assignees agree that any suit, action or proceeding arising out of or related to the Plan or the Agreement shall be brought in a court of competent jurisdiction in Titus County, Texas and that all parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 14 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

15.    Notices. Any notice required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the U.S. Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

16.    Spousal Consent. To the extent the Participant is married, the Participant agrees to (i) provide the Participant’s spouse with a copy of the Notice and this Award Agreement prior to its execution by Participant and (ii) obtain such spouse’s consent to this Agreement as evidenced by such spouse’s execution of the Spousal Consent attached hereto as Exhibit C.

17.    Confidentiality, Non-Competition and Non-Solicitation. The effectiveness of the grant of the Covered Shares and this Award Agreement is contingent upon the Participant executing the Confidentiality, Non-Competition and Non-Solicitation Agreement attached hereto as Exhibit D. Notwithstanding the foregoing, if as of the date hereof, the Participant is bound by an employment, restrictive covenant or similar agreement with the Company containing a non-competition covenant, the execution of the attached Confidentiality, Non-Competition and Non-Solicitation Agreement will not be a precondition to the effectiveness of the grant of the Covered Shares and this Award Agreement.

18.    Counterparts. This Award Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

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19.    Assignment. Except as otherwise provided in this Award Agreement, the Participant shall not assign any of his or her rights under this Award Agreement without the written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Award Agreement, but no such assignment shall release the Company of its obligations hereunder.

20.    No Guarantee of Service Provider Status. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF COVERED SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE COVERED SHARES GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S OR ANY OF ITS AFFILIATE’S RIGHT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

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EXHIBIT A

GUARANTY BANCSHARES, INC.

2015 EQUITY INCENTIVE PLAN

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned.]

FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers unto                                         ,                          (                    ) shares of the Common Stock of Guaranty Bancshares, Inc. (the “Company”), standing in his or her name on the books of the Company represented by Certificate No.                 herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company with the power of attorney to transfer the said stock in the books of the Company with full power of substitution.

Dated:
Signature of Participant

Print Name

A-1

EXHIBIT B

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Section 1.83-2 of the regulations.

1.    The taxpayer who performed the services is:

Name:

Address:

Social Security No.:

Taxable Year:

2.    The property with respect to which the election is made is                     shares of the common stock of Guaranty Bancshares, Inc. (the “Company”).

3.    The property was transferred to the undersigned on                             .

4.    The property is subject to a forfeiture condition pursuant to which the issuer has the right to acquire the property without compensation to the taxpayer if for any reason taxpayer’s service with the issuer is terminated. The forfeiture condition lapses in a series of installments depending on certain conditions set forth in an Award Agreement.

5.    The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $             per share x              shares = $            .

6.    For the property transferred, the undersigned paid $             per share x              shares = $            .

7.    The amount to include in gross income is $             [The result of the amount reported in Item 5 minus the amount reported in Item 6.]

8.    A copy of this statement was furnished to the Company for whom taxpayer rendered the services underlying the transfer of such property.

9.    This statement is executed on                         ,         .

Signature of Spouse (if any)	Signature of Taxpayer

This election must be filed within 30 days after the date of transfer with the Internal Revenue Service Center with which Holder files his or her federal income tax returns. This filing should be made by registered or certified mail, return receipt requested. Holder must retain two copies of the completed form for filing with his or her federal and state tax returns for the current tax year and an additional copy for his or her records, and deliver another additional copy to the Company.

B-1

EXHIBIT C

GUARANTY BANCSHARES, INC.

2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

SPOUSAL CONSENT

I, the undersigned, hereby certify that:

1.     I am the spouse of                                                                                                           .

2.    Each of the undersigned and the undersigned’s spouse is a resident of                                                                                               .

3.    I have read the Guaranty Bancshares, Inc. 2015 Equity Incentive Plan (the “Plan”) and the Restricted Stock Award Agreement (the “Award Agreement”), by and between Guaranty Bancshares, Inc. (the “Company”), and my spouse. I have had the opportunity to consult independent legal counsel regarding the contents of the Award Agreement and the Plan.

4.    I understand the terms and conditions of the Award Agreement and the Plan.

5.    I hereby consent to the terms of the Award Agreement and the Plan and to their application to and binding effect upon any community property or other interest I may have in the Shares (it being understood that this Spousal Consent shall in no way be construed to create any such interest). I agree that I will take no action at any time to hinder the operation of the transactions contemplated in and by the Award Agreement and the Plan.

IN WITNESS WHEREOF, this Spousal Consent has been executed as of                         , 2015.

SPOUSE:

Signature:

Print Name:

C-1

EXHIBIT D

GUARANTY BANCSHARES, INC.

2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

CONFIDENTIALITY, NON-COMPETITION AND

NON-SOLICITATION AGREEMENT

In consideration of receipt of an award under the Guaranty Bancshares, Inc. 2015 Equity Incentive Plan, Participant and the Company enter into this Confidentiality, Non-Competition and Non-Solicitation Agreement (the “Agreement”), effective as of the date signed by Participant below. For purposes of the Agreement, references to the Company shall include its subsidiaries, affiliates, successors, or assigns. Unless otherwise specifically indicated, all terms used in this Agreement shall have the meaning as set forth in the Plan.

1.    Confidential Information and Trade Secrets of Company. While Participant is a Service Provider, the Company may provide Participant (i) with access to and the opportunity to become familiar with its Confidential Information and Trade Secrets (as defined below); (ii) with initial specialized training concerning its procedures, products, services, methods, systems and operations, and thereafter, continuing training, development and education regarding its procedures, products, services, methods, systems and operations; and (iii) with access to Confidential Information and Trade Secrets about, and the opportunity to develop relationships with, the Company’s employees and customers.

(a)    “Confidential Information and Trade Secrets” may be written, verbal or recorded by electronic, magnetic or other methods, whether or not expressly identified as “confidential” by the Company, and includes, but is not limited to, information regarding past, current and prospective customers, investors and business affiliates, employees, contractors, and the industry of the Company; the books and records of the Company; business strategies and methods, including acquisition plans and opportunities, geographic and branch development and expansion, and other lines of business or business opportunities of the Company; capitalization plans and capital raising strategies and all information related thereto, including, but not limited to, any private offering of securities and any proposed offering of securities; the competitors of the Company and their tactics and strategies; lending practices and activities; financial and sales data, financial models, business projections and market studies of the Company; management systems, policies and procedures; technical information concerning products, equipment, services, and processes, including product and systems specifications, concepts for new or improved products and other product or systems data of the Company; the identities of, and special skills possessed by, the employees of the Company, as well as the contents of any personnel records; the identities of and pricing information about the suppliers, vendors, service providers or consultants of the Company, as well as any related procurement procedures and pricing techniques; training programs, methods or processes developed or utilized by the Company; and computer programs and software developed by the Company or its consultants; as well as any other non-public information relating to the Company or any other present or future subsidiaries and affiliates of the Company, whether or not deemed a “trade secret” under applicable laws. “Confidential Information and Trade Secrets” also includes, but is not limited to, any other proprietary, confidential or business information or documentation of the Company

EXHIBIT D

that is protected by or is otherwise defined as trade secrets under any federal or state trade secret laws, and any documents or other materials independently developed using Confidential Information and Trade Secrets.

(b)    “Company Business” shall mean commercial banking including, but not limited to, personal and business banking, acceptance of deposits and providing deposit products and services, consumer and business lending, mortgage lending, wealth management, trust and estate planning, retirement planning, and asset management.

(c)    Participant acknowledges that all notes, data, forms, reference and training materials, leads, memoranda, computer programs, computer print-outs, disks and the information contained in any computer, whether stored locally at the Company or remotely by the Company or others on behalf of the Company, and any other records which contain, reflect or describe any Confidential Information and Trade Secrets, belong exclusively to the Company. Upon the termination of Participants’ status as a Service Provider, Participant shall promptly return such materials and all copies thereof in Participant’s possession to Company, regardless of the cause of the termination of Participant’s status as a Service Provider.

(d)    For so long as Participant is a Service Provider and thereafter, Participant will not copy, publish, convey, transfer, disclose nor use, directly or indirectly, for Participant’s own benefit or for the benefit of any other person or entity (except the Company) any Confidential Information and Trade Secrets; provided, that any copying or other prohibited use of Confidential Information and Trade Secrets shall not include copying or otherwise using Confidential Information and Trade Secrets in connection with communications with current or potential customers or vendors that the Participant reasonably expects to have a direct benefit to the Company; provided, further, that Participant shall take any steps reasonably necessary to ensure that Confidential Information and Trade Secrets are not disclosed, by Participant or by any such potential customers or vendors, to an extent greater than that which is reasonably required to provide such benefit to the Company. Participant will abide by all rules, guidelines, policies and procedures relating to Confidential Information and Trade Secrets implemented and/or amended from time to time by Company.

2.    Participant Confidentiality Obligations. Participant agrees to keep all such information confidential and not to disclose any such Confidential Information and Trade Secrets, directly or indirectly, to any third party without the prior express written consent of the Company. Participant also agrees not to use such Confidential Information and Trade Secrets in any way, either during the term of this Agreement or at any time thereafter, except as required in the in furtherance of Participant’s duties as a Service Provider. All such Confidential Information and Trade Secrets, including but not limited to files, records, Customer lists, manuals, documents, drawings, specifications, personal notes, personal property and similar items related to the business of the Company, whether or not prepared by Participant, shall remain the exclusive property of the Company.

3.    Return of Documents, Equipment, Etc. Immediately upon the termination of Participant’s status as a Service Provider, or whenever requested by the Company, Participant shall immediately deliver to Human Resources all property of the Company in Participant’s possession or under Participant’s control, including but not limited to all items listed above and all other records, files, lists, supplies, and personal property of the Company.

EXHIBIT D

4.    Confidential Data of Customers of the Company. In the course performing duties to the Company as a Service Provider, Participant may have access to or handle substantial information concerning customers and clients of the Company. All such information is considered confidential by the Company and shall not be disclosed, directly or indirectly, to any person or entity without the prior written consent of the Company.

5.    Non-Competition and Non-Solicitation of Customers, Clients and Participants. Participant agrees that during the time that Participant is a Service Provider and for a period of one (1) year after termination of Participant’s status as a Service Provider (the “Restricted Period”), regardless of whether the termination occurs with or without cause and regardless of who terminates this Agreement, Participant will not directly or indirectly, as an employee, officer, director, shareholder, proprietor, agent, partner, recruiter, consultant, independent contractor or in any other individual or representative capacity engage in any of the Restricted Activities.

(a)    “Restricted Activities” means and includes the following:

(i)    Conducting, engaging or participating, directly or indirectly, as the employee, agent, independent contractor, consultant, advisor, partner, shareholder, investor, lender, underwriter or in any other similar capacity, in any business that competes with any part of the Company Business within the Restricted Area;

(ii)    Recruiting, hiring, and/or attempting to recruit or hire, directly or by assisting others, any other employee, temporary or permanent, contract, part time or full time of the Company or otherwise soliciting any other employee of the Company for any purpose which would directly or indirectly interfere or conflict with the other employee’s employment by the Company. For purposes of this covenant “any other employee” shall refer to employees who provide services to the Company and who are still actively employed by the Company at the time of the attempted recruiting or hiring, or were so employed at any time within twelve (12) months prior to the time of such attempted recruiting or hiring;

(iii)    Using, disclosing, publishing, copying, distributing or communicating any Confidential Information and Trade Secrets to, or for the use or benefit of Participant or any other person or entity other than Company; and

(iv)    Directly or indirectly interfering with any of the Company’s relationships with any of its potential customers, clients, or vendors or any affiliates thereof whom Participant served or whose names became known to Participant during the term of his or her status as a Service Provider.

(b)    “Restricted Area” shall mean any county in which the Company or its subsidiaries maintains an office location, or any county immediately contiguous thereto.

(c)    The Company and Participant acknowledge that the provisions contained in this Section 5 shall not prevent Participant or Participant’s affiliates from owning solely as an

EXHIBIT D

investment, directly or indirectly, securities of any publicly traded corporation engaged in the Company Business if Participant and Participant’s affiliates do not, directly or indirectly, beneficially own in the aggregate more than 1% of all classes of outstanding equity securities of such entity.

(d)    Participant and the Company agree that the limitations as to time and scope of activity to be restrained are reasonable and do not impose a greater restraint on Participant than is necessary to protect the property rights and other business interests of Company.

(e)    If Participant fails to comply with, or breaches, or threatens to breach, any of the provisions herein, Company in addition to any other remedies available to it at law or in equity, shall be entitled to immediate injunctive relief to enforce the provisions of this Section 5 and shall be entitled to recover from Participant reasonable attorneys’ fees and other expenses incurred by Company in connection with such proceedings.

6.    Extraordinary Remedies and Attorneys’ Fees. The Company and Participant agree that any breach by Participant of any of the provisions or covenants contained in the Agreement would cause irreparable harm and damage to the Company, in an amount that would be difficult to quantify, measure, or ascertain. Therefore, in the event of a breach of this Agreement by Participant, the Company shall be entitled to relief through restraining order, injunction, and all other available remedies, including claims for monetary damages incurred because of such breach. These remedies may be pursued concurrently and in any order, and the pursuit of any of these remedies shall not be deemed to limit the other remedies available to the Company in law or in equity. If any action at law or in equity, including an action for declaratory or injunctive relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys’ fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

7.    Survival of Provisions and Covenants. Each and every provision or covenant contained in this Agreement shall survive the termination of this Agreement as expressly provided herein, and shall constitute an independent agreement between Participant and the Company. Further, the existence of any claim by Participant against the Company shall not constitute a defense to the enforcement of its rights by the Company.

8.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable in any respect, that provision will be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable had never been contained herein; the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as possible and still be legal, valid and enforceable. Further, to the extent that any provision is determined to be broader than is otherwise enforceable, the parties agree that a court of competent jurisdiction should seek to reform that provision in a manner so that it may be enforced to the maximum extent permitted under applicable law.

EXHIBIT D

9.    Assignment. This Agreement is binding upon and shall inure to the benefit of the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs, and assigns. Notwithstanding the foregoing, the rights, duties and benefits to Participant hereunder are personal to Participant, and no such right or benefit may be assigned by it. The Company shall have the right to assign or transfer this Agreement to its successors or assigns upon written notice to Participant. The terms “successors” and “assigns” shall include any person, corporation, partnership or other entity that buys all or substantially all of Company’s assets or all of its stock, or with which Company merges or consolidates. Any purported assignment of this Agreement, other than as provided above, shall be void.

10.    Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the procedural and substantive laws of the State of Texas. The Company and Participant irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state or federal courts located in Titus County, Texas as the sole venue and location for any actions, suits, or proceedings arising out of or relating to any aspect of this Agreement and all issues arising out of or relating to the Service Provider relationship between the Company and Participant.

11.    Participant Acknowledgement. Participant recognizes and acknowledges that Participant has freely entered into this Agreement for the full consideration expressed herein, the sufficiency and receipt of which Participant hereby acknowledges, and that Participant has had the opportunity to consult with counsel of Participant’s choice with full knowledge and careful consideration of the consequences and meaning of execution of this Agreement.

12.    Entire Agreement. Upon Participant’s acceptance, this letter will contain the entire agreement and understanding between Participant and the Company with respect to the matters addressed herein and shall supersede any prior or contemporaneous agreements, understandings, communications, offers, representations, warranties, or commitments by or on behalf of the Company and its affiliates (oral or written). The terms of this Agreement may in the future be amended, but only in writing signed by both Participant and a duly authorized officer of the Company.

[signature page follows]

EXHIBIT D

[Signature Page to Confidentiality, Non-Competition and Non-Solicitation Agreement]

AGREED AND ACCEPTED:	AGREED AND ACCEPTED:

GUARANTY BANCSHARES, INC.	PARTICIPANT

By:

Its:	Name:

Date:	Date: